                                                                   Exhibit 10.40

                                                          As of October 20, 1998



Video Update, Inc.
3100 World Trade Center
St. Paul, Minnesota 55101
Attention:  John Bedard, President


     This letter agreement ("Agreement") sets forth the terms of the agreement between Video Update, Inc. and * in connection with (i) Video Update's ordering of certain "Videocassettes" (as defined below) for, and Video Update's and * participation in a "Revenue Sharing Program" (as defined below) for, the "Rental Pictures" (as defined below) covered by this Agreement; and (ii) Video Update's ordering of each "Direct-To-Sell-Through Picture" (as defined below) of *.

A.   CONDITIONS PRECEDENT: All of * obligations under this Agreement are subject
     --------------------
to the satisfaction of the following conditions precedent ("Conditions Precedent"): (i) Video Update's willingness and operational capability to electronically report * point-of-sale information with respect to Rental Pictures on an ongoing basis; and (ii) * receipt of this Agreement executed by Video Update.

1.   TERM:  The initial term of this Agreement shall be for a period of *
     ----
     commencing on * and ending on * ("Initial Term"). * shall have the irrevocable option, but not the obligation, to extend the Initial Term for an additional period of *, commencing on the date of expiration of the Initial Term and ending on * ("Extending Term"). * shall exercise its option for the Extended Term, if at all, by notice to Video Update, ten
     (10) days prior to the expiration of the Initial Term. The Initial Term and Extended Term shall be hereinafter collectively referred to as the "Term".

2    RENTAL PICTURES:
     ---------------

     a.   Definition:  For purposes of this Agreement, "Rental Picture" shall be
          ----------
          defined as each and every feature motion picture which * intends to release on Videocassette in the "Territory" (as defined below) during the Term which has an intended "Street Date" (as defined below) during the Term and for which * has determined to initially release Videocassettes thereof to consumers in the Territory on a "rental basis" (as opposed to a "sell-through basis") as such terms are generally understood in the home video industry in Los Angeles, California. For purposes of this Agreement, "Videocassette" shall mean only prerecorded VHS videocassettes. Other formats, including laserdiscs and DVD, are not included in this Agreement.


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

     b.   Election/Order Requirements:  With respect to each and every Rental
          ---------------------------
          Picture, Video Update agrees to order from *, and * agrees to provide to Video Update, a specified number of Videocassettes of such Rental Picture as mutually determined by Video Update and *; provided, however, that if the parties are unable to agree on a quantity of Videocassettes, Video Update agrees to order and * agrees to provide to Video Update, the number of Videocassettes of such Rental Picture as set forth in the "Matrix" (attached hereto as Exhibit "A" and incorporated herein by this reference).

     c.   Matrix:  The Matrix sets forth Video Update's ordering obligations for
          ------
          Rental Pictures ordered on a revenue sharing basis and Direct-to-Sell-Through Pictures in the event that Video Update and * are unable to come to a mutual agreement regarding such orders. For purposes of determining total "Base Buy Copies" (as set forth in the Matrix) and total "Revenue Sharing Copies" (as set forth in the Matrix), the Matrix assumes a "Participating Store" (as defined below) count of
          520. The Participating Store count shall be adjusted on a title-by-title basis to reflect the actual number of Participating Stores. If Video Update fails to order a specified number of Videocassettes of a particular Rental Picture, Video Update shall be deemed to have elected to order * times the "Base Buy Copies" (as set forth in the Matrix) for such Rental Picture.

3.   STREET DATE/ORDERING OF COPIES/DISTRIBUTION OF COPIES:  With respect to
     -----------------------------------------------------
     each of the Rental Pictures ordered on a revenue sharing basis, * shall specify the date for the first Videocassette rental of such Rental Picture to the general public (the "Street Date"). Video Update shall place its orders with * for each Rental Picture, in accordance with the Matrix ("Initial Order"), not later than 21 days prior to the Street Date for such Rental Picture. Once the Initial Order has been delivered to the "Participating Stores" (as defined below), Video Update shall cause all of the Videocassettes comprising the Initial Order to be placed on the shelf of the Participating Stores. For purposes of this Agreement, "Participating Store" shall mean (i) any video store in the United States, which at any time during the Term of this Agreement, is owned and/or operated by Video Update. For purposes of this Agreement, "video store" shall mean a retail outlet that is primarily, or is otherwise, in any material respect, engaged in the rental of videocassettes to the public for home viewing entertainment purposes.

4.   TERRITORY:  The territory of the rights granted hereunder shall be and be
     ---------
     limited to the United States and its territories and possessions (the "Territory").

5.   "DIRECT-TO-SELL-THROUGH PICTURE":  * agrees to sell to Video Update and
     --------------------------------
     Video Update agrees to purchase from *, at the published wholesale price for direct retail accounts in the Territory, for rental to consumers, Videocassettes of all Direct-To-Sell-Through Pictures in quantities as mutually determined by * and Video Update on a title-by-title basis; provided, however, that if the parties are unable to agree on a quantity of Videocassettes, Video Update agrees to order and * agrees to provide to Video Update, the number of Videocassettes of each Direct-to-Sell-Through Picture that is comparable to the number of "Revenue Share Copies" as determined and set forth in


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

     the Matrix attached hereto as Exhibit "A" and incorporated herein by this reference. For purposes of this Agreement, "Direct-to-Sell-Through Pictures" shall mean each and every theatrical motion picture for which * owns or controls home video distribution rights in the Territory, provided such picture, when initially released during the Term on videocassette, is priced and distributed by * at a "sell-through price" (as opposed to a "rental price"), as such terms are generally understood in the home video industry in Los Angeles, California.

6.   "REVENUE SHARING PROGRAM":  Each and every Rental Picture hereunder shall
     -------------------------
     be ordered by Video Update and shall be provided by * pursuant to a "Revenue Sharing Program". The consideration payable by Video Update for the right to participate in the Revenue Sharing Program with respect to any particular Rental Picture shall consist, in whole or in part, of a percentage of the "Rental Revenues" (as defined below) earned by Video Update from the rental of the Videocassettes of such Rental Picture.

7.   "REVENUE SHARING PERIOD":  The "Revenue Sharing Period" for each Rental
     ------------------------
     Picture shall be 26 weeks commencing with the Street Date for the applicable Rental Picture. Subject to Paragraph 8 below, Video Update shall ensure that all Videocassettes of the Rental Pictures remain on the shelf of the Participating Stores and available for rental during the entire Revenue Sharing Period.

8.   DESTRUCTION/RETURN/"SELL-OFF" OF VIDEOCASSETTES:
     -----------------------------------------------

     a. At such time as Video Update orders Videocassettes of a particular Rental Picture pursuant to the Revenue Sharing Program * shall elect one of the following with respect to all "Revenue Share Copies" in excess of the "Base Buy Copies", as determined and set forth in the Matrix ("Excess Videocassettes"): (i) at the end of the applicable Revenue Sharing Period for such Rental Picture, such Excess Videocassettes shall be destroyed by Video Update at * cost and expense (and in such a manner as * may so direct); (ii) at the end of the applicable Revenue Sharing Period for such Rental Picture, such Excess Videocassettes shall be returned to * at * cost and expense (and in such a manner as * may so direct); or (iii) such Excess Videocassettes may be sold in accordance with the "sell-off" provisions of Paragraph 8.b. below. If * fails to elect one of the above disposition alternatives, it will be deemed that alternative (iii) was elected.

     b.

          (i)    *

          (ii)   *

          (iii)  *

                 c. If a Videocassette of a Rental Picture is made available for sale and is thereafter made available for rental in a Participating Store during the Revenue Sharing Period, any rental revenues derived therefrom shall be


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                 considered Rental Revenues hereunder (as defined below). Video Update shall not have the right to sell Videocassettes to any third-party vendors, including brokers, liquidators or other wholesale distributors. For purposes of this Agreement, "Left on Shelf" Videocassettes shall be defined as the least number of Videocassettes left on the shelf at the close of business on any given day following the first * of the applicable Revenue Sharing Period.

9.   PROGRAM PRICE:  In consideration for the rights granted hereunder, for each
     -------------
     Videocassette ordered by Video Update on a revenue sharing basis, Video Update shall pay a Program Price equal to the aggregate of the following:

     a.  *

     b.  *

          (i)   *

          (ii)  *

     *

10.  MINIMUM GUARANTEE:  For each Rental Picture ordered by Video Update
     -----------------
     hereunder on a revenue sharing basis, Video Update agrees to pay   *   an
     advance equal to * of the "Base Buy Copies" (as determined and set forth in the Matrix) ("Minimum Guarantee"). The Upfront Price, Revenue Percentage Payment and any and all revenues collected from the sale of Excess Videocassettes of a particular Rental Picture during the applicable Revenue Sharing Period shall be credited against the Minimum Guarantee.

11.  DELIVERY/SHIPPING: * will deliver all Videocassettes ordered by Video
     -----------------
     Update hereunder to Video Update's distribution center, currently located in ________________, at least 2 weeks prior to the Street Date for each applicable Rental Picture. Video Update will be responsible for making the Videocassettes ready for consumer rental and for shipping the Videocassettes from Video Update's distribution center to the Participating Stores.

12.  PAYMENT:  Video Update shall pay:  (i) the Upfront Price within * following
     -------
     the applicable Rental Picture's Street Date; (ii) * share of the Rental Revenue within * following the end of the relevant month in which Rental Revenue is received by Video Update during the Term; (iii) the Minimum Guarantee within * following the applicable Rental Picture's Street Date; and (iv) any "sell-off" revenue pursuant to Paragraph 8 hereof within * following the end of the relevant month in which such "sell-off" revenue is received by Video Update during the Term.

13.  MISSING VIDEOCASSETTES:  In the event that any Videocassette of a Rental
     ----------------------
     Picture is lost, stolen or otherwise unaccounted for during the first * of the Revenue Sharing


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

     Period for the applicable Rental Picture, Video Update shall so inform * and shall pay * a sum equal to * per missing Videocassette ("Missing Videocassette Fee"), less the Upfront Fee and any Revenue Percentage Payments theretofore generated from (and paid to * with respect to) such Videocassette. Missing Videocassette Fees for a Rental Picture shall be payable to * within 30 days following the end of the calendar month during which the Revenue Sharing Period for the applicable Rental Picture expires.

14.  DEFECTIVE/DAMAGED VIDEOCASSETTES:  * shall deliver to Video Update, at no
     --------------------------------
     additional cost, additional Videocassettes of each Rental Picture in the amount of * of the "Base Buy Copies" for Video Update to retain at its distribution center and to use solely as replacements for "Defective Videocassettes" and/or "Damaged Videocassettes" (as defined below) in the Participating Stores; provided, however, that if any of such additional Videocassettes are placed in the Participating Stores, * shall receive its share of the Rental Revenue for the Videocassette used to replace the Damaged and/or Defective Videocassette. For purposes of this Agreement "Damaged Videocassettes" shall mean those Videocassettes which become materially damaged by Participating Store personnel, customers, or otherwise, during the Revenue Sharing Period. "Defective Videocassettes" shall mean those Videocassettes that are mechanically defective or mispackaged.

15.  MARKETING SUPPORT:  In lieu of specific marketing support programs and as
     -----------------
     consideration for services to be performed by Video Update hereunder, * agrees that Video Update shall accrue, on a per-Rental Picture basis, marketing support funds (the "Marketing Support Funds") in an amount equal to * of the Minimum Guarantee for each Rental Picture. Video Update shall use the Marketing Support Funds solely for the purpose of advertising and promoting the applicable Rental Picture. Upon * receipt of a Marketing Support Fund invoice (and, if required, adequate assurances that such monies were actually used to advertise and promote the applicable Rental Picture), * shall reimburse Video Update for the Marketing Support Funds within sixty (60) days of * receipt of such invoice (or adequate assurances, as applicable).

16.  REPORTING OBLIGATIONS:  Video Update shall report electronically to * or to
     ---------------------
     * designee, at * election, on a daily basis, complete and accurate information regarding (i) the rental and sale (as applicable) of Videocassettes of the Rental Pictures on a Participating Store-by-Participating Store, Rental Picture-by Rental Picture basis and Videocassette-by-Videocassette basis and (ii) the rental activity of Direct-to-Sell-Through Pictures on a Participating Store-by-Participating Store and title-by-title basis, as more fully set forth in Exhibit "B-1" if Video Update is reporting to * or Exhibit "B-2" if Video Update is reporting to * designee (which such Exhibits are attached hereto and incorporated herein by this reference). At * request, Video Update shall provide * with a copy of all tracking and other information obtained by Video Update, insofar as such information relates to the Rental Pictures and/or the Direct-to-Sell-Through Pictures.


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

17.  AUDIT:
     ------

     (a) Video Update grants * the right, from time to time during the period commencing on the date hereof and concluding on the date which is 18 months after the expiration of the Term, upon reasonable prior notice, but no more than once in any calendar quarter, to examine and audit Video Update's records, invoices, books of account, computer or data base information which relate to the rental and/or sale of Videocassettes of the Rental Pictures and/or the Revenue Sharing Program for the then immediately preceding 18 month period (including, without limitation, all appropriate information provided to Video Update by the Participating Stores). All such audits shall be at * sole cost and expense; provided however, that in the event such audit shall disclose an error or errors which in the aggregate equal or exceed 5% of the amounts owed to * hereunder for the period being audited, Video Update shall promptly reimburse * for all costs and expenses actually incurred in connection with such audit. * may make copies of or make excerpts from only such part of Video Update's records, invoices, books of account, computer or data base information which relate to matters and time frames subject to examination as herein provided. Such examination shall be at such place where the relevant information is maintained and during reasonable business hours and in such manner so as not to interfere with Video Update's normal business activities. Such examination shall continue for such time as is reasonably necessary (but in any event not more than 30 consecutive days, provided that * has been provided with the requisite access and information) for * to complete the examination. Such right to examine hereunder is limited to the financial matters in connection with Videocassettes of Rental Pictures and/or the Revenue Sharing Program and under no circumstances shall * have the right to examine records relating to Video Update's business generally or with respect to other projects not related to Videocassettes of Rental Pictures (and/or the Revenue Sharing Program) for purposes of comparison or otherwise; provided, however, that where any original income or expense document with third parties relates to Videocassettes of Rental Pictures (and/or the Revenue Sharing Program) and videocassettes of any third party's titles, * shall have the right to examine the entire document, provided, that any information contained therein which does not relate to Videocassettes and/or the Revenue Sharing Program shall be redacted therefrom. Any amounts determined to be due and owing to * following an audit shall be paid to * with interest at *% above the prime rate of interest announced from time-to-time by * (or the highest rate of interest permissible under applicable law, if less) from the date the applicable sums should have been paid to * to the date of payment to *.

               (b) Video Update grants * the right to conduct, or to engage an auditor to conduct, upon 48 hours notice, in-store audits for purposes of "spot-checking" transaction information relating to the rental and/or sale of Videocassettes of the Rental Pictures and/or the Revenue Sharing Program on a Participating Store-by-Participating Store basis.

18.  NOTICE:  Any notice or communications provided for hereunder must be in
     ------
     writing and delivered either personally, by telecopy, telex or by registered mail, postage prepaid to the following addresses (or to such other address as specified by like notice):

          For Video Update:


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                 Video Update, Inc.
                 3100 World Trade Center
                 St. Paul, Minnesota
                 Attention:  John Bedard, President
                 Facsimile:  (612) 229-9690

          For   *

                *
                *
                *
                *
                *

All payments made and accounting statements issued to * shall be sent to *, by personal delivery or by registered mail, postage prepaid, at the address set forth above, to the attention of _____________.

19.  REPRESENTATIONS AND WARRANTIES:
     ------------------------------

     a. * warrants and represents that it is a corporation duly organized and validly existing in good standing under the laws of the state of * and has the full right, power, legal capacity and authority to enter into and carry out the terms of this Agreement.

     b. Video Update warrants and represents that it is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware and has the full right, power, legal capacity and authority to enter into and carry out the terms of this Agreement.

20.  INDEMNIFICATION:  Each party ("Indemnifying Party") hereby indemnifies,
     ---------------
     defends and holds harmless the other party and its successors, permitted assigns, employees, officers and directors (collectively, for purposes of this Paragraph, "Indemnified Party") from and against any and all liability, loss, damage, cost and expense, including, without limitation, reasonable attorneys' fees arising out of any breach or, solely in connection with a third party claim, any alleged breach, of any warranty, representation or agreement made by the Indemnifying Party herein. The Indemnified Party shall promptly notify the Indemnifying Party of any claim to which the foregoing indemnification applies and the Indemnifying Party shall undertake, at its own cost and expense, the defense thereof. The Indemnified Party may, at its option and expense, engage its own counsel. If the Indemnifying Party fails to provide the Indemnified Party with timely written notice confirming the Indemnifying Party's acceptance of the defense of the applicable claim and its engagement of competent and experienced counsel, the Indemnified Party may engage its own counsel and the reasonable charges in connection therewith shall promptly be paid by the Indemnifying Party. If the Indemnified Party settles or


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

     compromises any such Suit, claim or proceeding, the amount thereof shall (in addition to any other indemnified costs incurred by the Indemnified Party) be charged to the Indemnifying Party, provided that the Indemnifying Party's reasonable prior approval of such settlement or compromise has been secured.

21.  CONFIDENTIALITY:  Other than as may be required (i) by applicable law,
     ---------------
     governmental order or regulation or by order or decree of any court of competent jurisdiction, (ii) as part of its normal reporting requirements or review procedures to its parent company, auditors, attorneys or other advisors, (iii) in connection with a possible sale, merger or other consolidation transaction involving it or its parent company or (iv) in the case of * as may be disclosed to third party "profit" participants in connection with the Rental Pictures: neither party hereto shall divulge or disclose to any third party any of the material terms and conditions of this Agreement, without the prior written consent of the other party hereto. In the event that disclosure is required pursuant to clause (i) above, the party so making disclosure shall so notify the other party (if possible, prior to making such disclosure and in any event as promptly as practical) and shall seek confidential treatment of such information. In addition, and without limiting the generality of its obligations under this Paragraph, Video Update agrees that it will not share, and will not permit the Participating Stores to share, with any third party any financial or other reporting information with respect to the Rental Pictures which is kept, maintained or compiled as part of the Revenue Sharing Program, except as may be required by clauses (i), (ii) or (iii) above. The initial press release regarding the parties entering into this Agreement (if any) shall require the mutual written approval of both parties.

22.  DEFAULT OF OTHER AGREEMENTS/ISSUANCE OF GOING CONCERN LETTER:  During the
     ------------------------------------------------------------
     term of this Agreement, Video Update shall give written notification to * within five (5) business days of the occurrence, of any of the following events (each an "Early Trigger Event"): (a) the receipt by Video Update of written notice that a default or an event of default has occurred under any agreement, mortgage or instrument to which Video Update is a party and the effect of such default or event of default is to cause the acceleration of any amount due by Video Update in an amount in excess of *; and (b) the issuance by any auditor or accountant of a going concern letter or similar qualification in connection with any audit of Video Update's financial records.

23.  ASSIGNMENT/CHANGE OF CONTROL:
     ----------------------------

     a.   Assignment: * shall be free to assign this Agreement and its rights
          ----------
          hereunder, and to delegate its duties at any time and from time to time, in whole or in part, to any person or entity; provided, however, that * shall be released from its obligations under this Agreement only if such assignment is (i) to a person or entity into which * merges or is consolidated or (ii) to a person or entity which acquires all or substantially all of * business and assets or (iii) to a person or entity which is controlled by, under common control with, or controls * or (iv) with Video Update's prior written consent. Video Update shall not assign this Agreement nor its rights hereunder, nor delegate its duties under this Agreement in whole or in


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

          part, without * prior written consent unless such assignment is to (i) an entity which is controlled by, or under common control with Video Update or (ii) the current executive officers of Video Update (as of the date of this Agreement and as identified in Video Update's most recent [as of the date of this Agreement] 10-K filing ("Executive Officers")) and pursuant to such assignment, such Executive Officers acquire all or substantially all of Video Update's business and assets.

     b.   Change-of-Control:  In the event of a "change-of-control" of Video
          -----------------
          Update, * shall have the right to terminate this Agreement. For purposes of this provision, a "change-of-control" shall mean: (a) the purchase or other acquisition by any person, entity or group of persons or entities, (other than the Executive Officers), within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions, of (i) ownership of 30% (or, in the case of any Competing Major Studio, 10%) or more of the combined voting power of Video Update's then outstanding voting securities or (ii) a percentage of the combined voting power of Video Update's then outstanding voting securities that exceeds the percentage of the combined voting power of Video Update then held by Video Update's current stockholders or (iii) all or substantially all of the direct and indirect assets of Video Update and its subsidiaries; or (b) the sale of equity securities in Video Update by Video Update's current stockholders other than to the Executive Officers or the issuance of equity securities by Video Update or the consummation of a merger, reorganization, business combination or liquidation of Video Update that results in (i) the current Video Update stockholders directly or indirectly holding less than 30% of the combined voting power of Video Update's (or its successors) outstanding voting securities or (ii) at least 30% of Video Update's (or its successors') voting securities being held by or for the benefit of any person, entity or group of persons or entities acting in concert (other than the Executive Officers). For purposes of the foregoing, the term "Competing Major Studio" shall mean *, or any division of any of the foregoing, or any entity which controls, is controlled by, or is under common control with any of the foregoing. In the event of a "change of control" of Video Update pursuant to subsection (a) or (b) above, if * elects not to terminate this Agreement, this Agreement and all of Video Update's rights, obligations and duties hereunder shall be assumed in writing by the person, entity or group of persons or entities then having "control" over Video Update (within the meaning of subsection (a) or (b) above).

24.  REMEDIES:
     --------

     a. In addition to any and all other rights and remedies available to it at law or in equity, * shall have the right to terminate this Agreement for (i) any material breach by Video Update (a "Video Update Material Breach"), (ii) the occurrence of an Early Trigger Event and/or (iii) in the event of bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or any such similar proceeding filed by or against Video Update, or the appointment of a receiver (or


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

          similar proceeding) for any of Video Update's property (each, a "Video Update Insolvency Event"). Notwithstanding the foregoing, solely with respect to the first such Video Update Material Breach by Video Update and provided that such breach is not willful and is capable of cure,
          * shall notify Video Update of such Video Update Material Breach in writing and Video Update shall have 7 days to cure such Video Update Material Breach. * shall have the right to terminate this Agreement for any such Video Update Material Breach that shall remain uncured for 7 days following such notice and/or for any such Video Update Material Breach for which no cure right is provided under this Paragraph and/or for any Video Update Insolvency Event.

          Notwithstanding the foregoing, with respect to an Early Trigger Event, if the default that constitutes such Early Trigger Event is being challenged in good faith by Video Update in a court of law or equity (a "Court Action") and no collection, foreclosure or similar action is being taken by any creditor against Video Update or any of its property as a result of such default, then * right to terminate this Agreement under this Paragraph 24.a. shall be delayed to until the early of the dismissal of such Court Action or such Court Action determines that the default is proper.

          Notwithstanding anything to the contrary set forth herein, with respect to an Early Trigger Event, if the default that constitutes such Early Trigger Event is under a real property lease pursuant to which Video Update is the lessee, and no judgment or order for the payment of money has been entered with respect to such default or any collection, foreclosure or similar action is being taken by any creditor against * or any of its property as a result of such default, then * right to terminate this Agreement under this Paragraph 24.a. as a result of such Early Trigger Event shall be waived, provided, however, that such waiver shall occur only once during the term of this Agreement.

     b. In the event of a breach by *, Video Update shall be limited to an action at law for damages. In no event shall Video Update be entitled to enjoin or restrain or otherwise interfere with the exhibition or other exploitation of Videocassettes of the Rental Pictures or any part or element thereof, or the use, publication or dissemination of any advertising issued in connection with such Videocassettes.

25.  GOVERNING LAW/ALTERNATIVE DISPUTE RESOLUTION:
     --------------------------------------------

     a.   Governing Law.  THE INTERNAL SUBSTANTIVE LAWS (AS DISTINGUISHED FROM
          -------------
          THE CHOICE OF LAW RULES) OF THE * APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN * SHALL GOVERN (i) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, (ii) THE PERFORMANCE BY THE PARTIES OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, AND (iii) ALL OTHER CAUSES OF ACTION (WHETHER SOUNDING IN CONTRACT OR IN


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

          TORT) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION OF THIS AGREEMENT.

     b.   Legal Proceedings.  The parties hereto agree that any dispute or
          -----------------
          controversy relating to any of the matters referred to in clauses (i),
          (ii) and/or (iii) of Paragraph 24(a), above, shall be decided by a * mutually selected by the parties (or, if they cannot agree, by the * appointed in accordance with * sitting without a jury, in * and the parties hereby submit to the jurisdiction of such court. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.

26.  MISCELLANEOUS:
     -------------

     a. Nothing contained herein shall be deemed to create a relationship of partnership, joint venture, agency, fiduciary or employment between the parties.

     b. This Agreement sets forth the entire understanding of the parties regarding the subject matter hereof and supersedes all prior oral or written agreements between them.

     c. No waiver of any default or breach of this Agreement by either party shall be deemed a continuing waiver or a waiver of any other breach or default, no matter how similar.

     d. This Agreement may not be changed, modified, amended or supplemented, except in a writing signed by both parties.

     e. Paragraph headings are inserted herein for convenience only and do not constitute a part of this Agreement.

     f. Video Update and * shall execute, acknowledge and deliver any and all further documents that are necessary, expedient or proper to implement, administer and effectuate the purpose and intent of this Agreement.

     g. If any term or provision of this Agreement shall be found to be void or contrary to law, such term or provision shall, but only to the extent necessary to bring this Agreement within the requirements of law, be deemed to be severable from the other terms and provisions of this Agreement, and the remainder of this Agreement shall be given effect as if the parties had not included the severed term herein.



*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

     Please confirm your agreement with the foregoing by signing below, and return both copies to the undersigned, after which we will return a fully executed copy to you.

                              Very truly yours,

                              *


                              By: /s/ *
                                  -------------------------------------------

                              Title: *
                                     ----------------------------------------


AGREED TO AND ACCEPTED THIS ____ DAY OF __________, 1998:

VIDEO UPDATE, INC.


By: /s/ Daniel A. Potter (CEO)
    --------------------------

Title: CEO
       -----------------------







*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                                   EXHIBIT A

VIDEO UPDATE
------------
*





*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Revenue Sharing System                                                EXHIBIT B1
System Interface Requirements                        Version 1.6-August 27, 1998


GENERAL REQUIREMENTS FOR DATA TRANSMISSION OF TRANSACTIONS TO   *
-----------------------------------------------------------------

FREQUENCY:         Daily

SOURCE:            From a central point in each chain
                   (not from each store in chain)

PREFERRED METHOD:  EDI using X12 Transaction Set or proprietary format
OF TRANSPORT       (to be defined by *) transferred through 3rd party VAN

FILE DESCRIPTIONS FOR DATA TRANSMISSIONS
----------------------------------------

All the following data is required from the chains. Some of the data here (A8 and B2) may not be currently available but * expects that every effort will be made by the chain to secure this missing data and that this data be made available to * when they are secured.

A.  INVENTORY TRANSACTIONS FILE
--  ---------------------------

This file will contain all transactions that deal with the actual movements of individual copies. Any transaction with the transaction types stated below should be captured in this file.

The file that * needs to receive is to contain the following information:

DATA REQUIRED         DESCRIPTION
-------------         -----------

1.  Bar Code          This must uniquely identify the specific
    --------          COPY of a Revenue Sharing (RS) title

2.  Transaction Date  Date when the transaction took place
    ----------------

3.  Transaction Type  `R1' for Store Receipts from DC
    ----------------  `R2' for Store Receipts from other stores
                      `T1' for Store Transfers to DC
                      `T2' for Store Transfers to other stores
                      `DC' for Store Transfers out for Defective copies `SH' for Shortages
                      `SF' Shortage Found

4.  Process Date      Date when data was processed for transmission to *

5.  UPC#              UPC Code of the tape

6.  Store #           Store Number of store receiving tape



*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Revenue Sharing System                                                EXHIBIT B1
System Interface Requirements                        Version 1.6-August 27, 1998


7.   Former Store #      Store Number of store where tape was sent from (for
                         Store Transfers)

8.   Former Bar Code     Bar Code as used in previous store (if bar code was
                         changed)

B.   REVENUE SHARING TRANSACTIONS
--   ----------------------------

This file will contain details of any transaction that has an impact on the Revenue Sharing computations. These transactions include:

TRANSACTION TYPE
----------------

1. RENTAL OUT TRANSACTIONS. These transactions are to be generated whenever a customer rents out a RS title

2. RENTAL RETURN TRANSACTIONS. These transactions are to be generated whenever a customer returns a RS title

3. EXTENDED VIEWING FEE (EVF) TRANSACTIONS. These transactions are to be generated whenever an EVF is billed for a RS title.

4. PVT SALES TRANSACTIONS. These transactions are to be generated whenever PVT sale takes place for a RS title.

5. MISSING COPY TRANSACTION. These transactions are to be generated whenever a missing copy is identified for a RS title.

The file that * needs to receive is to contain the following information:

DATA REQUIRED          DESCRIPTION
-------------          -----------

1.  Bar Code           This must uniquely identify the specific
    --------           COPY of a Revenue Sharing (RS) title

2.  Transaction Date   Date when the transaction took place
    ----------------

3.  Transaction Type   `RO' for Rental Out transaction,
    ----------------   `RR' for Rental Return transactions
                       `EV' for Extended Viewing Fee transactions
                       `SA' for PVT Sales transactions and
                       `MC' for Missing Copy transactions.

4.  Process Date       Date when data was processed for transmission to *


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Revenue Sharing System                                                EXHIBIT B1
System Interface Requirements                        Version 1.6-August 27, 1998


5.  UPC#            UPC Code of the tape

6.  Store #         Store Number of store where tape is currently located.

7.  Revenue #       The actual revenue that the store charged for a Rental Out,
                    EVF or PVT Sale transaction

8.  Days Rented     The number of rental days allowed for a particular Rental
                    Out transaction or the ACTUAL number of rental days for a Rental Return transaction.




*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Revenue Sharing System                                                EXHIBIT B2
System Interface Requirements                        Version 1.6-August 27, 1998


THIRD PARTY DESIGNEE SYSTEM REVENUE FILE

This is the layout of the transaction file that is created for transmission and loading into the Third Party Designee Revenue Processing System.

Header and Trailer must always exist. All files contained in this document are plain DOS text files delimited with TABs (ASCII9). Each line is terminated with DOS EOL. (e.g. ASCII 13 + ASC 10) This is known to DOS as a CR+LF (Carriage Return and Line Feed)

HEADER RECORD

Record Type           `H' for Header                                                    H
-----------------------------------------------------------------------------------------------------------
Chain                 A number which identifies a store grouping - allocated by         316
                      Third Party Designee
-----------------------------------------------------------------------------------------------------------
Store                 A number which identifies a store location                        S002
-----------------------------------------------------------------------------------------------------------
Batch Date            The last date for which there are transactions in the file.       MM/DD/YYYY
                      If the process to create this file is run the day after the transactions take place, this date should be the date of the transactions, and not the date this process is run.
-----------------------------------------------------------------------------------------------------------
Batch Time            The Time a group of transactions is processed                     HH:MM:SS
-----------------------------------------------------------------------------------------------------------
Conversion Format     This field is the name, version and date of the software          VDMNCNV V4.00
                      creating the extract file.                                        03/02/1998

-----------------------------------------------------------------------------------------------------------
Extraction Version    This Field specifies the numeric format of the version of this    9.00
                      file format with an optional alphanumeric release - specified by Third Party Designee
-----------------------------------------------------------------------------------------------------------

DETAIL RECORD

-----------------------------------------------------------------------------------------------------------
Chain                 A number which identifies a store grouping                        316
-----------------------------------------------------------------------------------------------------------
Store                 A number which identifies a store location                        S002
-----------------------------------------------------------------------------------------------------------
Store Bar-code        Store Tape ID Number or bar-code (allocated by retailer -         ABC123
                      unique for each copy)
-----------------------------------------------------------------------------------------------------------
Title                 String, No Quotes                                                 CHARIOTS OF FIRE
-----------------------------------------------------------------------------------------------------------
Last Rented Date      Date that this particular bar-code was last rented, or date of    MM/DD/YYYY
                      transaction
-----------------------------------------------------------------------------------------------------------
Total Turns           If Transaction Type is SUMMARY:                                   30
                      Total, cumulative number of turns for this particular bar-code since being added to this system
                      If Transaction Type is RENT
                      Amount of turns for this bar-code that are included in this file
                      For other transaction types this field is set to zero
-----------------------------------------------------------------------------------------------------------
Total Revenue         If Transaction Type is SUMMARY                                    12048
                      Total, cumulative number of turns for this particular bar-code since being added to the system
-----------------------------------------------------------------------------------------------------------

*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Revenue Sharing System                                                EXHIBIT B2
System Interface Requirements                        Version 1.6-August 27, 1998

Record Type           `H' for Header                                                    H
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                      If Transaction Type is RENT:
                      Amount of rental revenue for the transactions for this
                      bar-code that are included in this file.
                      If Late fee revenue cannot be separately identified in the
                      Late Fee revenue filed it should be included in here
                      This field contains no decimal points.
                      For other transaction types this field is set to zero
-----------------------------------------------------------------------------------------------------------
Acquired Date         Date this particular bar-code was added to the system             MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------
Number of copies      This is the number of copies this records applies to.  Where      1
                      possible one record should be created for each tape/disc
-----------------------------------------------------------------------------------------------------------
UPC                   The product code used to identify all copies of the title         0301000A2
                      within the video rental system
-----------------------------------------------------------------------------------------------------------
Late Fee Revenue      If Transaction type is SUMMARY                                    2600
                      Total cumulative revenue of late fees for this bar-code since being added to the system
                      If Transaction type is RENT or RETURN
                      Amount of rental revenue for the transactions for this
                      bar-code that are included in this file
                      This field contains no decimal points
-----------------------------------------------------------------------------------------------------------
Sell Amount of        The amount that is title was sold for.  This field contains no    1495
 Revenue              decimal points.
-----------------------------------------------------------------------------------------------------------
Transaction Type      Transaction type defining what type of record.                    SUMMARY
                      SUMMARY=(default) Cumulative Summary Record of title
                      RENT=Rental Record
                      RETURN=Return
                      ADD=Addition of Product
                      DELETE=Removal of Product from System
                      SELL=The Sell of Product
-----------------------------------------------------------------------------------------------------------
Total Days Out        Total, cumulative number of days for this particular bar-code     38
                      since being added to this system, or amount of days out for this transaction. (should be one)
-----------------------------------------------------------------------------------------------------------
Tape Status           Status of this tape in POS software. 1=IN / O=OUT                 O
-----------------------------------------------------------------------------------------------------------
Active                Active flag should reflect if a bar-code is still in the POS      A
                      system for use, or no longer an active copy.  A=Active /
                      N=Non-Active
-----------------------------------------------------------------------------------------------------------

TRAILER RECORD

Record Type           `T' for Trailer                                                    T
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Chain                 A number which identifies a store grouping (Bill-to)              316
-----------------------------------------------------------------------------------------------------------
Store                 A number which identifies a store location (Ship-to)              S002
-----------------------------------------------------------------------------------------------------------
No. of records        Integer-Number of record contained in file (excludes header and trailer)
-----------------------------------------------------------------------------------------------------------

Notes:

Dates are in American format-month / day / year



*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Revenue Sharing System                                                EXHIBIT B2
System Interface Requirements                        Version 1.6-August 27, 1998


Revenue figures do not include decimal points. The file assumes that the last 2 digits in the revenue field are the currency sub-element (cents/pence). An entry of (Pounds)5 in this field should be 500. If there is no sub-element to the currency 2 zeroes should be added, for example a value of 1000 would be shown in the field as 100000.

One file may contain the data for an entire chain. The header and trailer of the entire file should have 0000 as the store location. The record count in the trailer should include all records in the file excluding the file header and trailer. If the file contains headers and trailers for each store within the chain then these should be at the start and end of that store's data.








* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.